POWER OF ATTORNEY

    The undersigned officers and Trustees of GPS Funds I and GPS Funds II (collectively, the “Trusts”) hereby appoint Carrie E. Hansen, Patrick R. Young and Jennifer M. Diedenhofen (with full power to each of them to act alone) to act as attorney-in-fact and agent, with power of substitution and resubstitution, for the undersigned in any and all capacities to execute any and all documents relating to the Trusts, including but not limited to registration statements, amendments to registration statements, proxy solicitation materials, applications and amendments to applications, and any other documents in connections therewith, with the U.S. Securities and Exchange Commission or any other regulatory authority, granting onto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.
    The undersigned officers and Trustees hereby execute this Power of Attorney as of this 23rd day of July 2024.

Name    Title

/s/ David M. Dunford     Independent Trustee
David M. Dunford

/s/ Paul S. Feinberg    Independent Trustee
Paul S. Feinberg

/s/ Dennis G. Schmal    Independent Trustee
Dennis G. Schmal

/s/ Carrie E. Hansen    Interested Trustee and President
Carrie E. Hansen

/s/ Patrick R. Young    Treasurer
Patrick R. Young

/s/ Jennifer M. Diedenhofen    Secretary
Jennifer M. Diedenhofen